Exhibit 99.8
9,349,032 Shares
WABASH NATIONAL CORPORATION
COMMON STOCK (PAR VALUE $0.01 PER SHARE)
UNDERWRITING AGREEMENT
September 13, 2010

September 13, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
The warrantholder of Wabash National Corporation (the “Company”) named in Schedule I hereto (the “Selling Warrantholder”) proposes to sell to you, the Underwriter named in Schedule II hereto (the “Underwriter”), a warrant representing a right to purchase an aggregate of 9,349,032 shares of common stock, par value $0.01 per share (the “Warrant Shares”), of the Company pursuant to that Warrant to Purchase Shares dated August 3, 2009 and amended and reissued on May 28, 2010 and as further amended on the date hereof (the “Warrant”). The Shares of common stock (“Shares”), par value $0.01 per share, of the Company to be outstanding after giving effect to the transactions contemplated hereby are hereinafter referred to as the “Common Stock”.
The Selling Warrantholder understands that you propose to make a public offering of the Warrant Shares as soon as possible hereafter. The Company understands (i) that the Selling Warrantholder is entering into this Agreement with it and you for the sale by the Selling Warrantholder of the Warrant to you, as Underwriter, (ii) that you propose to exercise the Warrant by means of the “Cashless Exercise” mechanism provided for in Section 4 of the Warrant and receive from the Company the Warrant Shares and (iii) that you propose to make a public offering of the Warrant Shares as soon as possible hereafter.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-168944) relating to certain securities (the “Shelf Securities”), including the Warrant Shares, to be issued and sold from time to time by the Company and to be sold from time to time by the Selling Warrantholder. The registration statement has been declared effective by the Commission. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities dated September 1, 2010 in the form first used to confirm sales of the Warrant Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Warrant Shares in the form first used to confirm sales of the Warrant Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated September 13, 2010 and distributed to prospective purchasers of the Warrant Shares.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and the pricing information set forth in Schedule III hereto and communicated pursuant to Rule 134 under the Securities Act, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:
(a) The Company meets the requirements for the use of a registration statement on Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.
(b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Warrant Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(e) Each subsidiary of the Company has been duly incorporated, formed or organized, as applicable, is validly existing as a corporation, limited partnership or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the corporate (or other) power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent that the concept of good standing is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(f) This Agreement has been duly authorized, executed and delivered by the Company.
(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
(h) The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.
(i) The Warrant Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of this Agreement and the Warrant, will be validly issued, fully paid and non-assessable, and the issuance of such Warrant Shares will not be subject to any preemptive or similar rights. The Warrant was duly authorized, executed and delivered by the Company, and is enforceable against the Company in accordance with its terms.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries (including, without limitation, those agreements or other instruments filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Warrant), or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv) above, for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or its obligations to deliver the Warrant Shares to the Underwriter pursuant to the Warrant upon the Underwriter’s exercise thereunder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Warrant Shares and except for any such consents, approvals, authorizations, orders or qualifications the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or deliver the Warrant Shares to the Underwriter pursuant to the Warrant upon the Underwriter’s exercise thereunder.
(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(n) The Company is not, and after giving effect to the issuance of the Warrant Shares as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except (i) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) as described in the Time of Sale Prospectus and the Prospectus.
(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) except (i) which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (ii) as described in the Time of Sale Prospectus and the Prospectus.
(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Warrant Shares registered pursuant to the Registration Statement except as has been satisfied or waived.
(r) Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries, has taken on behalf of the Company, or will take on behalf of the Company, any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) The Company represents that neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”), nor
(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(ii) The Company represents and covenants that for the past 5 years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as disclosed therein, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction required to be disclosed therein; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, respectively, which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.
(w) The Company and its subsidiaries own, license or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice, or, to the Company’s knowledge, any unwritten threat, of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
(z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
(aa) The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”), including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. There has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(bb) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions with respect to which no material liability to the Company has occurred or could reasonably be expected to occur, either individually or in the aggregate; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived.
(cc) The consolidated financial statements (including the related notes) of the Company included or incorporated by reference in the Time of Sale Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial condition, the consolidated results of operations and the consolidated changes in cash flows of the entities purported to be shown thereby in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein; and the summary and selected historical financial data included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements set forth in the Time of Sale Prospectus and the Prospectus or the unaudited condensed consolidated financial statements, as the case may be.
(dd) The statistical and market and industry-related data included in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.
(ee) (i) The Company is not in violation of its certificate of incorporation or by-laws or similar organizational documents, (ii) none of the Company’s subsidiaries are in violation of its certificate of incorporation or by-laws or similar organizational documents and (iii) neither the Company nor any of its subsidiaries is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any default described in clause (ii) or (iii) above which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except for cases in which the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon, and, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
(gg) The Warrant Shares have been approved for listing on The New York Stock Exchange, subject to notice of issuance.
(hh) Neither the Company nor its controlled affiliates has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Warrant Shares.
(ii) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
(jj) The Warrant, when and if fully exercised by the Underwriter, on the Closing Date (a) will be exercisable into a total of 9,362,581 shares of Common Stock and (b) after giving effect to the Underwriter’s election to use the “Cashless Exercise” mechanism provided for in the Warrant, will be exercisable and exercised on the Closing Date into 9,349,032 shares of Common Stock (which is net of 13,549 shares to be surrendered to the Company upon such cashless exercise).
2. Representations and Warranties of the Selling Warrantholder. The Selling Warrantholder represents and warrants to and agrees with the Underwriter that:
(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Warrantholder.
(b) The execution and delivery by the Selling Warrantholder of, and the performance by the Selling Warrantholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of formation or organization, by-laws, limited liability company agreement, operating agreement or other organizational documents of the Selling Warrantholder, (iii) any agreement or other instrument binding upon the Selling Warrantholder (including, without limitation, the Warrant) or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Warrantholder, except, in the cases of clauses (i), (iii) and (iv) above, for any such contravention that would not have a material adverse effect on the power and ability of the Selling Warrantholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Warrantholder of its obligations under this Agreement, except for (A) the registration of the Warrant Shares under the Securities Act, (B) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Warrant Shares and (C) any such consents, approvals, authorizations, orders or qualifications the absence of which would not, individually or in the aggregate, have a material adverse effect on the power and ability of the Selling Warrantholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(c) The Selling Warrantholder on the Closing Date will have, valid title to the Warrant to be sold by the Selling Warrantholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Warrant to be sold by the Selling Warrantholder.
(d) Upon delivery of the Warrant to be sold by the Selling Warrantholder to the Underwriter, and payment therefor pursuant to this Agreement, assuming that the Underwriter does not have notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) thereto, the Underwriter will be a protected purchaser (within the meaning of Section 8-303 of the UCC) of the Warrant.
(e) Upon the exercise of the Warrant by the Underwriter by means of the “Cashless Exercise” mechanism provided for in Section 4 of the Warrant and the issuance and delivery by the Company of the applicable Warrant Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of transfer of such Warrant Shares in the stock registry of the Company in the name of Cede or such other nominee and the crediting of such Warrant Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to the Warrant or such Warrant Shares), (A) DTC shall be a “protected purchaser” of such Warrant Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of 9,349,032 shares of the Company’s Common Stock and (C) no action based on any “adverse claim”, within the meaning of Section 8-105 of the UCC, to the Warrant Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Warrantholder may assume that when such payment, delivery and crediting occur, (x) such Warrant Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.
(f) The Selling Warrantholder represents that it is a United States person for U.S. federal income tax purposes.
(g) The Selling Warrantholder is not prompted by any material non-public information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Warrant pursuant to this Agreement.

(h) Neither the Selling Warrantholder nor its affiliates has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Warrant or the Warrant Shares.
(i) All information furnished to the Company or the Underwriter by or on behalf of the Selling Warrantholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus the Prospectus or any free writing prospectus or any amendment or supplement thereto, when taken together, is, and on the Closing Date will be, true, correct and complete in all material respects, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, the Selling Warrantholder confirms (i) that the Warrant, when and if exercised by the Underwriter in full on the Closing Date will be exercisable into (a) a total of 9,362,581 shares of Common Stock and (b) after giving effect to the Underwriter’s election to use the “Cashless Exercise” mechanism provided for in the Warrant, into 9,349,032 shares of Common Stock and (ii) that the number of shares of Common Stock set forth opposite its name in the Time of Sale Prospectus and the Prospectus under the caption “Selling Securityholder” after giving effect to the sale of the Warrant is accurate, and that the other information furnished by or on behalf of such Selling Warrantholder under the caption “Selling Securityholder” complies in all material respects with the applicable requirements of Item 7 of Form S-3 and Item 507 of Regulation S-K.
3. Agreements to Sell and Purchase. The Selling Warrantholder hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Selling Warrantholder at an aggregate purchase price of $61,353,022.50 (the “Purchase Price”) the Warrant (subject to such adjustments to eliminate fractional Warrant Shares as you may determine); provided that the Selling Warrantholder shall deliver the Warrant to the Underwriter, who shall in turn exercise the Warrant in full and cause the Warrant Shares to be delivered to it.
Upon receipt of the Purchase Price by the Selling Warrantholder, the Selling Warrantholder hereby authorizes the Company to authorize the Transfer Agent, to transfer and register the Warrant sold by the Selling Warrantholder to the Underwriter. The Selling Warrantholder agrees to take or cause to be taken all actions reasonably necessary, proper or advisable in order to cause the Warrant sold hereunder to be transferred to the Underwriter, delivered and registered in accordance with the instructions of the Underwriter, including the execution and delivery of such instruments, and the taking of such other actions, as the Company, the Transfer Agent or the Underwriter may reasonably request in order to carry out the transactions contemplated by this Agreement.
Upon receipt of the Warrant, the Underwriter shall exercise the Warrant in accordance with the terms thereof. Upon receipt of a notice of exercise of the Warrant from the Underwriter pursuant to the Warrant, the Company shall authorize the Transfer Agent to issue, register and deliver the applicable number of Warrant Shares in such names and in such denominations as you shall request and to cause such Warrant Shares to be electronically credited at the time of the issuance of such shares on the Closing Date. The Company agrees to take or cause to be taken all actions reasonably necessary, proper or advisable in order to cause the Warrant Shares to be issued to the Underwriter to be delivered to and registered in accordance with the instructions of the Underwriter, including the execution and delivery of such instruments, and the taking of such other actions, as the Transfer Agent or the Underwriter may reasonably request in order to carry out the transactions contemplated by this Agreement.

Each of the Company and the Selling Warrantholder, respectively, hereby agrees that, without the prior written consent of the Underwriter, the Company will not, during the period ending 90 days after the date of the Prospectus, and the Selling Warrantholder will not, during the period ending 45 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
The restrictions contained in the preceding paragraph shall not apply to (a) the Warrant sold by the Selling Warrantholder to the Underwriter, any Warrant Shares to be issued to the Underwriter as contemplated by this Agreement or any replacement warrant to be issued by the Company to the Underwriter or the Selling Warrantholder representing any remaining portion of warrants, if any, under the Warrant that has not been exercised by the Underwriter or sold or transferred by the Selling Warrantholder to the Underwriter, as applicable, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or the issuance or grant by the Company of options, shares, restricted stock units or other equity or equity-linked securities under the Warrant or any employee benefit plan existing on the date hereof and disclosed in the Time of Sale Prospectus and Prospectus, (c) transactions by the Selling Warrantholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Warrant Shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than filings made after the expiration of the restricted period), (d) transfers by the Selling Warrantholder of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (e) distributions by the Selling Warrantholder of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the Selling Warrantholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Warrantholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 45-day restricted period applicable to the Selling Warrantholder, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the Selling Warrantholder, agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 45 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Selling Warrantholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any shares held by the Selling Warrantholder except in compliance with the foregoing restrictions.

4. Terms of Public Offering. The Company and the Selling Warrantholder are advised by you that the Underwriter proposes to make a public offering of the Warrant Shares as soon after the this Agreement has become effective as in your judgment is advisable. The Company and the Selling Warrantholder are further advised by you that the Warrant Shares are to be offered to the public initially at $6.75 a share (the “Public Offering Price”).
5. Payment and Delivery. Payment for the Warrant to be sold by the Selling Warrantholder shall be made to the Selling Warrantholder in Federal or other funds immediately available in New York City against delivery of the Warrant by the Selling Warrantholder and the Warrant Shares by the Company for the account of the Underwriter, at 10:00 a.m., New York City time, on September 17, 2010, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Warrant shall be transferred and registered by the Selling Warrantholder and the Company in such names as you shall request in writing not later than one full business day prior to the Closing Date. The Warrant shall be delivered to you on the Closing Date for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Warrant to the Underwriter duly paid, against payment of the purchase price therefor.
The Warrant Shares shall be issued, registered and delivered by the Company in such names and denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Warrant Shares shall be delivered to you by the Company on the Closing Date for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Warrant Shares to the Underwriter duly paid, against payment of the applicable Warrant Price (as defined in the Warrant) or following the “cashless exercise” provided for thereunder.
6. Conditions to the Underwriter’s Obligations. The obligations of the Underwriter are subject to the following conditions:
(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Warrant Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The executive officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c) The Underwriter shall have received on the Closing Date an opinion of Hogan Lovells US LLP, counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B-1 and a negative assurance letter of Hogan Lovells US LLP, dated the Closing Date, with respect to certain other matters, substantially in the form of Exhibit B-2.
(d) The Underwriter shall have received on the Closing Date an opinion of Erin Roth, Vice President and General Counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B-3.
(e) The Underwriter shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Selling Warrantholder, dated the Closing Date, substantially in the form attached hereto as Exhibit C.
(f) The Underwriter shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriter, dated the Closing Date, covering such matters as the Underwriter may reasonably request.
(g) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(h) The Warrant Shares shall have been approved for listing on The New York Stock Exchange, notice of the offering and issuance shall have been provided to The New York Stock Exchange and satisfactory evidence of such actions shall have been provided to the Underwriter.

(i) The Underwriter shall have received from the Selling Warrantholder on or prior to the Closing Date, a properly completed and executed Internal Revenue Service Form W-9 together with all required attachments to such form.
(j) The Selling Warrantholder and the Company shall have delivered to the Company’s transfer agent and registrar for the Common Stock and the Warrant, The Bank of New York Mellon Corporation (the “Transfer Agent”), any certificates, stock powers and other documentation, as applicable, that the Transfer Agent may require in connection with the consummation of the transactions contemplated hereby or the delivery of the Warrant Shares to the Underwriter pursuant to the Warrant upon the Underwriter’s exercise thereunder, including the subsequent resale of the Warrant Shares by the Underwriter.
(k) The “lock-up” agreements, each substantially in the form of Exhibit A-1 hereto, between you and each officer and director of the Company set forth on Schedule IV and the “lock-up” agreement, substantially in the form of Exhibit A-2 hereto, between you and the Selling Warrantholder, each relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
7. Covenants of the Company. The Company covenants with the Underwriter as follows:
(a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d) Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, including with respect to any electronic road show.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Warrant Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f) If, during such period after the first date of the public offering of the Warrant Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Warrant Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g) To endeavor to qualify the Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not subject.
(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and the Selling Warrantholder’s obligations under this Agreement and the Warrant, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and the fees, disbursements and expenses of counsel for the Selling Warrantholder in connection with the transfer and delivery of the Warrant and the registration and delivery of the Warrant Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Warrant and the Warrant Shares to the Underwriter, including any transfer or other taxes payable thereon (except as provided in the next sentence), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Warrant Shares under state securities laws and all expenses in connection with the qualification of the Warrant Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, provided that such costs, expenses and fees for any Blue Sky or Legal Investment memorandum do not exceed $5,000 (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Warrant Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Warrant Shares on The New York Stock Exchange, (vi) the cost of printing certificates representing the Warrant Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Warrant Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Warrantholder agrees to pay or cause to be paid all costs and expenses related to the transfer and delivery of the Warrant to be sold by the Selling Warrantholder to the Underwriter, including any transfer or other taxes payable thereon. It is understood, however, that except as expressly provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Warrant Shares by it and any advertising expenses connected with any offers it may make.
The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Warrantholder may otherwise have for the allocation of such expenses among themselves.
9. Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the Selling Warrantholder, each person, if any, who controls the Underwriter or the Selling Warrantholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter or the Selling Warrantholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, or with respect to the indemnification provided by the Company under this Section 10(a) to the Selling Warrantholder, each person, if any, who controls the Selling Warrantholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Selling Warrantholder within the meaning of Rule 405 under the Securities Act, information relating to the Selling Warrantholder furnished in writing by or on behalf of the Selling Warrantholder to the Company expressly for use therein. The Company and the Selling Warrantholder agree and confirm that references to affiliates of Morgan Stanley & Co. Incorporated that appear in this Agreement shall be understood to also include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.
(b) The Selling Warrantholder agrees to indemnify and hold harmless the Company and the directors and officers of the Company who sign the Registration Statement, the Underwriter, each person, if any, who controls the Company or the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only with reference to information relating to the Selling Warrantholder furnished to the Company or the Underwriter in writing by or on behalf of the Selling Warrantholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto. The liability of the Selling Warrantholder under this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Warrant Shares sold by the Underwriter.

(c) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Warrantholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Warrantholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b)or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Warrantholder and all persons, if any, who control the Selling Warrantholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Warrant Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Warrantholder on the one hand and the Underwriter on the other hand in connection with the offering of the Warrant Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Warrant Shares and the sale of the Warrant and the transactions contemplated hereby (before deducting expenses) received by each of the Company and the Selling Warrantholder and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the Prospectus, bear to the aggregate Public Offering Price of the Warrant Shares. The relative fault of the Company and the Selling Warrantholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Warrantholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f) The Company and the Selling Warrantholder and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Warrantholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, the Selling Warrantholder or any person controlling the Selling Warrantholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Warrant.
11. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange, the NYSE Amex Equities or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Warrant Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
12. Effectiveness; Default. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or the Selling Warrantholder to comply with the terms or to fulfill any of the conditions of this Agreement or the Warrant, as applicable, or if for any reason the Company or the Selling Warrantholder shall be unable to perform its obligations under this Agreement or the Warrant including the failure of the Company to deliver the Warrant Shares or the Selling Warrantholder to deliver the Warrant to the Underwriter as contemplated herein, the Company or the Selling Warrantholder that has failed or refused to comply with the terms or fulfill any of the conditions of this Agreement or that, for any reason, is unable to perform its or their obligations under this Agreement or the Warrant will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement, the Warrant or the transactions and offering contemplated hereunder.

13. Entire Agreement. (a) This Agreement, together with any lock-up agreements and any other contemporaneous written agreements or prior written agreements (to the extent not superseded by this Agreement) related to the transactions contemplated hereby and the offering of the Warrant Shares, represents the entire agreement between the Company and the Selling Warrantholder, on the one hand, and the Underwriter, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Warrant and the Warrant Shares.
(b) The Company and the Selling Warrantholder acknowledge that in connection with the sale and delivery of the Warrant and the offering of the Warrant Shares: (i) the Underwriter has acted at arm’s length, is not an agent of, and owes no fiduciary duties to, the Company, the Selling Warrantholder or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company and the Selling Warrantholder. The Company and the Selling Warrantholder waive to the full extent permitted by applicable law any claims they may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Warrant Shares or any of the transactions contemplated hereby.
14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Wabash National Corporation, 100 Sagamore Parkway South, Lafayette, Indiana 47905, Attention: Chief Financial Officer, with a copy to Hogan Lovells US LLP, 100 International Drive, Suite 2000, Baltimore, Maryland 21202, Attention: Michael Silver and William Intner and if to the Selling Warrantholder shall be delivered, mailed or sent to Trailer Investments, LLC, c/o Lincolnshire Management, Inc., 780 Third Avenue, New York, New York, 10017, Attention Michael Lyons and Allan Weinstein, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Srinivas Kaushik.
[Signature Page Follows]

Very truly yours, WABASH NATIONAL CORPORATION
By:	/s/ Mark J. Weber
	Name:	Mark J. Weber
	Title:	SVP — CFO

TRAILER INVESTMENTS, LLC, the Selling Warrantholder named in Schedule I hereto
By:	/s/ Allan D.L. Weinstein
	Name:	Allan D.L. Weinstein
	Title:	Vice President and Secretary

Accepted as of the date hereof
MORGAN STANLEY & CO. INCORPORATED,
the Underwriter

By:	MORGAN STANLEY & CO.
INCORPORATED

By:	/s/ Gaurav Gupta Name: Gaurav Gupta
Title: Vice President

SCHEDULE I

	Number of Warrant Shares
Selling Warrantholder	Underlying The Warrant To Be Sold

Trailer Investments, LLC	9,349,032	(1)

Total	9,349,032	(1)

(1)	Net of 13,549 shares to be surrendered to the Company upon cashless exercise under the Warrant.

I-1

SCHEDULE II

	Number of Warrant Shares
	Underlying the Warrant To
Underwriter	Be Purchased

Morgan Stanley & Co. Incorporated	9,349,032	(1)

Total	9,349,032	(1)

(1)	Net of 13,549 shares to be surrendered to the Company upon cashless exercise under the Warrant.

II-1

SCHEDULE III
Time of Sale Prospectus
1.	Preliminary Prospectus dated September 13, 2010

2.	The final term sheet on page III-2 of this Schedule III.

III-1

Term Sheet

Wabash National Corporation
9,349,032 Shares of Common Stock

Issuer:	Wabash National Corporation

Symbol:	WNC (NYSE)

Number of shares offered by selling securityholder:	9,349,032 shares of common stock

Price to public:	$6.75 per share

Trade date:	September 14, 2010

Closing date:	September 17, 2010

CUSIP No.:	929566107

Underwriter:	Morgan Stanley & Co. Incorporated
The underwriter is offering the shares upon exercise of a warrant that it is purchasing from the selling securityholder.
The shares of common stock will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission. Copies of the prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from Morgan Stanley & Co. Incorporated, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department or by email at prospectus@morganstanley.com.

III-2

SCHEDULE IV
Parties to Sign Lock-Up Letters
Trailer Investments, LLC
Richard J. Giromini
Rodney P. Ehrlich
Bruce N. Ewald
Timothy J. Monahan
Erin J. Roth
Mark J. Weber
James G. Binch
Dr. Martin C. Jischke
James D. Kelly
Michael J. Lyons
Larry J. Magee
Thomas J. Maloney
Vineet Pruthi
Scott K. Sorensen
Ronald L. Stewart

IV-1

EXHIBIT A-1
FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS
September 13, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wabash National Corporation, a Delaware corporation (the “Company”) and Trailer Investments, LLC, providing for the public offering (the “Public Offering”) by Morgan Stanley (the “Underwriter”), of 9,349,032 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).
To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than a filing made after the expiration of the restricted period), (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or (c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange

Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (e) the exercise of any options to acquire shares of Common Stock pursuant to the Company’s employee benefit plans existing as of the date hereof, provided that any shares of Common Stock received upon such exercise will be subject to the provisions and restrictions herein or (f) in the case of any restricted Common Stock units held by the undersigned that vest during the 45-day restricted period, the disposition of shares of such common stock to the Company to pay withholding tax obligations incurred by the undersigned upon such vesting (but only to such extent), provided that any required filing under Section 16(a) of the Exchange Act in connection with such disposition clearly indicates such purpose. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter. The undersigned understands that, if (a) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (b) the Underwriting Agreement does not become effective by November 15, (c) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (d) the Public Offering has not been completed by November 15, the undersigned shall be released from all obligations under this agreement.

Very truly yours,

(Name)

(Address)

2

EXHIBIT A-2
FORM OF LOCK-UP LETTER FOR SELLING WARRANTHOLDER
September 13, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wabash National Corporation, a Delaware corporation (the “Company”) and Trailer Investments, LLC, providing for the public offering (the “Public Offering”) by Morgan Stanley (the “Underwriter”), of 9,349,032 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).
To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than a filing made after the expiration of the restricted period), (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or (c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange

Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (d) the exercise of any remaining rights to shares of Common Stock under the Warrant by the undersigned, provided that any shares of Common Stock received upon such exercise will be subject to the provisions and restrictions herein or (e) the Warrant sold by the undersigned to Morgan Stanley pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriter are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter. The undersigned understands that, if (a) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (b) the Underwriting Agreement does not become effective by November 15, 2010, (c) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (d) the Public Offering has not been completed by November 15, 2010, the undersigned shall be released from all obligations under this agreement.

Very truly yours,

(Name)

(Address)

2